Exhibit 99.1

For Immediate Release

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	Meghan Feeks
Argot Partners
212.600.1902
meghan@argotpartners.com

Enzon Appoints Richard Mulligan, Ph.D. Vice-Chairman of the Board;
Adopts Majority Vote Standard for Election of Directors

PISCATAWAY, NJ – March 17, 2011 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that Richard C. Mulligan, Ph.D., has been appointed Vice-Chairman of the Board of Directors, effective immediately. Dr. Mulligan, the Mallinckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative, was elected to Enzon’s Board of Directors at the 2009 annual meeting of stockholders.

“Since joining the Board, Dr. Mulligan’s distinguished scientific and industry credentials have been integral in transforming Enzon,” said Alex Denner, Chairman of the Board. “We look forward to Dr. Mulligan’s ongoing support as we continue executing our strategy to build and return shareholder value through operational efficiency, fiscal discipline and innovative research and development.”

Enzon also announced that the Board of Directors has amended and restated the Company’s bylaws to enhance corporate governance practices regarding the election of directors. The amendment, effective immediately, provides that uncontested board elections will be decided by a majority vote of stockholders. The Board of Directors also adopted a Board Resignation Policy that requires all candidates nominated by the Board of Directors to submit an irrevocable resignation that will become effective if the candidate fails to receive a majority vote. Enzon’s Second Amended and Restated By-Laws were filed as an exhibit to a Current Report on Form 8-K filed by the Company today with the SEC and the 8-K, together with Enzon’s Board Resignation Policy, and can be found in the Investors section on the Company’s website at www.enzon.com.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for cancer patients with high unmet medical needs. Enzon’s drug-development programs utilize two platforms – Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in clinical development and multiple novel LNA targets in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its Customized Linker Technology. Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include but are not limited to the timing, success and cost of clinical studies for Enzon’s product candidates, the ability to obtain regulatory approval of Enzon’s product candidates, Enzon’s ability to obtain the funding necessary to develop its product candidates, market acceptance of and demand for Enzon’s product candidates, and the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s most recent Annual Report on Form 10-K for the year ended December 31, 2010. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.